EXHIBIT 10.23

Commercial Vehicle Group, Inc.

6530 West Campus Way
New Albany, Ohio 43054

December __, 2004

«Legal_Name»
_______________________
_______________________
_______________________

     Re: Commercial Vehicle Group, Inc. Grant of Non-Qualified Stock Option

Dear «Name»:

     Commercial Vehicle Group, Inc. (the “Company”) is pleased to advise you that, pursuant to the Company’s Equity Incentive Plan (the “Plan”), the Compensation Committee of the Company’s Board of Directors has granted to you an option (the “Option”) to acquire shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as set forth below (the “Option Shares”), subject to the terms and conditions set forth herein and in the Plan:

Number of Option Shares	«Shares»

Date of Grant	October 20, 2004

Exercise Price per Option Share	$15.84

Vesting Dates of Option Shares	October 20, 2005

October 20, 2006

October 20, 2007

Expiration Date of All Option Shares	October 20, 2014

     The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986.

     The Option is intended to conform in all respects with and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Certain capitalized terms used herein are defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.

     1. Option.

     (a) Term. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to you (or such other persons as permitted by paragraph 5) an Option to purchase the Option Shares at the exercise price per Option Share set forth above in the introductory paragraph of this letter (the “Exercise Price”), payable upon exercise as set forth in paragraph 1(b) below. The Option shall expire at the close of business on the date set forth above in the introductory paragraph of this letter (the “Expiration Date”), which is the tenth anniversary of the date of grant set forth above in the introductory paragraph of this letter (the “Grant Date”), subject to earlier expiration as provided in paragraph 2(c) below should you cease to be an employee, officer or director of the Company or a Subsidiary. The Exercise Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided in paragraph 6 below.

     (b) Payment of Option Price. Subject to paragraph 2 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price and (ii) the number of Option Shares to be acquired. Payment of the Option Price shall be made by one or more of the following means:

     (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds);

     (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the Option Price;

     (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board;

     (iv) by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Option which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the Option Price; or

     (v) by any combination of the foregoing.

     2. Exercisability/Vesting and Expiration.

     (a) Normal Vesting. The Option granted hereunder may be exercised only to the extent it has become vested. The Option shall vest and become excercisable (i) with respect to 34% of your Option Shares (rounded to the nearest whole share) on October 20, 2005, (ii) with respect to 33% of your Option Shares (rounded to the nearest whole share) on October 20, 2006 and (iii) with respect to 33% of your Option Shares (rounded to the nearest whole share) on October 20, 2007, as indicated by the Vesting Dates of Option Shares set forth in the introductory paragraph of this letter.

     (b) Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date.

     (c) Effect on Vesting and Expiration of Employment Termination. Notwithstanding paragraphs 2(a) and (b) above, the following special vesting and expiration rules shall apply if your employment with the Company terminates prior to the Option becoming fully vested and/or prior to the Expiration Date:

     (i) Death or Disability. If you die or become subject to a Disability while an employee, officer or director of the Company or a Subsidiary, then (A) the Option shall become vested and fully exercisable as to all of the Option Shares and (B) the Option shall expire 180 days from the date of your death or Disability, but in no event after the Expiration Date; provided that you do not engage in Competition during such 180-day period unless you receive written consent to do so from the Committee.

     (ii) Retirement. If you cease to be an employee, officer or director of the Company or a Subsidiary upon the occurrence of your Retirement, then (A) any portion of the Option which has not yet vested shall expire and be forfeited immediately upon such Retirement; provided, however, that all of the Option may become fully vested and exercisable in the discretion of the Committee and (B) the portion of the Option that is then vested and exercisable shall expire 90 days from the date of your Retirement, but in no event after the Expiration Date; provided that you do not engage in Competition during such 90-day period unless you receive written consent to do so from the Committee.

     (iii) Discharge for Cause. If you cease to be an employee, officer or director of the Company or a Subsidiary due to Cause, then all of the Option shall expire and be forfeited immediately upon such cessation, whether or not then vested and exercisable.

     (iv) Other Termination. Unless otherwise determined by the Committee, if you cease to be an employee, officer or director of the Company or a Subsidiary other than by death, Disability, Retirement or discharge for Cause, then (A) any portion of the Option which has not yet vested shall expire and be forfeited immediately upon such termination and (B) the portion of the Option that is then vested and exercisable shall expire 90 days from the date of your termination, but in no event after the Expiration Date; provided that you do not engage in Competition during such 90-day period unless you receive written consent to do so from the Committee.

     (d) Change in Control. If there is a Change in Control and you cease to be an employee, officer or director of the Company or a Subsidiary (1) due to termination by the Company without Cause, (2) by reason of your death, Disability or Retirement, or (3) of your own volition for Good Reason, within twelve months thereafter, then (i) the Option shall become vested and fully exercisable as to all the Option Shares upon such termination, and (ii) the Option shall expire 180 days from the date of your termination, but in no event after the Expiration Date.

     3. Procedure for Exercise. You may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to the Expiration Date, by delivering written notice to the Company in the form attached hereto as Exhibit A, together with payment of the Option Price in accordance with the provisions of paragraph 1(b) above. The Option may not be exercised for a fraction of an Option Share.

     4. Withholding of Taxes.

     (a) Participant Election. Unless otherwise determined by the Committee, you may elect to deliver shares of Common Stock (or have the Company withhold Option Shares acquired upon exercise of the Option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of the Option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

     (b) Company Requirement. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of Option Shares under this Agreement.

     5. Transferability of Option. Unless the Committee determines otherwise, you may transfer the Option granted hereunder only by will or the laws of descent and distribution or to any of your Family Members by gift or a qualified domestic relations order as defined by the Code. Unless the context requires otherwise, references herein to you are deemed to include any permitted transferee under this paragraph 5. Unless the Committee determines otherwise, the Option may be exercised only by you; by your Family Member if such person has acquired the Option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or representative of any of the foregoing.

     6. Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, the number and kind of shares covered by the Option and the Exercise Price specified herein.

     7. No Rights as Stockholder. Until the issuance of the Option Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. The Option Shares shall be issued to you as soon as practicable after the Option is exercised.

     8. Listing, Registration and Legal Compliance. If at any time the Committee or the Board determines, in its discretion, that the listing, registration or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the issuance of shares hereunder, no Options may be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board. You agree to supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

     9. Lock-Up Period. You shall not transfer any Option Shares or other securities of the Company during the 7-day period before and the 180-day period after (or such longer period as may be requested in writing by any representative of the underwriters for such offering and agreed to in writing by the Company) (the “Market Standoff Period”) the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     10. Amendment or Substitution of Option. The terms of the Option may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of the Option); provided that, except as otherwise provided in paragraph 6 above, no such amendment shall adversely affect in a material manner any of your rights under the award without your written consent, and provided further that the Committee shall not reduce the exercise price of the Option without approval of the stockholders of the Company.

* * * * *

     Please execute this Agreement in the space below and return it in the enclosed return envelope to the Company at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

COMMERCIAL VEHICLE GROUP, INC.

By:

	Name:	Chad M. Utrup
	Title:	Chief Financial Officer

Enclosures:	(1)	Extra copy of this Agreement (for your records)

	(2)	Copy of the Plan

	(3)	Return envelope

     The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of	OPTIONEE

December ___, 2004

Name: «Legal_Name»

EXHIBIT A

Form of Letter to be Used to Exercise Nonqualified Stock Option

Date

Commercial Vehicle Group, Inc.
6530 West Campus Way
New Albany, Ohio 43054

Attention: Corporate Secretary

     I wish to exercise the stock option granted on October 20, 2004 and evidenced by a Stock Option Agreement dated as of December ___, 2004, to acquire              shares of Common Stock of Commercial Vehicle Group, Inc., at an option price of $15.84 per share. In accordance with the provisions of paragraph 1 of the Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

:☐ in cash

:☐ by delivery of shares of Common Stock held by me

:☐ by simultaneous sale through a broker of Option Shares

:☐ by authorizing the Company to withhold Option Shares

Please issue a certificate for these shares in the following name:

Name

Address

Very truly yours,

Signature

Typed or Printed Name

Social Security Number